EXHIBIT 99.1

Contacts:

Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Third Quarter Fiscal 2012 Financial Results

•	Sales from Continuing Operations of $98.1 Million, Up 23.8% Year-Over-Year

•	Raising Fiscal 2012 Annual Sales Guidance for Continuing Operations

SPRINGFIELD, Mass., March 8, 2012 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for its fiscal 2012 third quarter ending January 31, 2012.

Third Quarter Fiscal 2012 Financial Highlights

•

Net sales from continuing operations for the third quarter of $98.1 million were up 23.8% from the third quarter last year. The increase was driven by strong sales of M&P™ handguns, M&P™ sporting rifles, and all Smith & Wesson personal protection and concealed carry pistols.

•

Gross profit for the third quarter was $30.0 million, or 30.6% of net sales, compared with gross profit of $19.4 million, or 24.5% of net sales, for the same period last year. The improvement in gross profit was driven by increased sales volume and increased overhead absorption due to higher production levels; as well as cost-reduction initiatives across the organization, including the completion of the consolidation of the Thompson/Center Arms business to Springfield, Massachusetts, which concluded in November 2011. In addition, the same period last year included costs associated with the company’s strategic price repositioning activities. That strategic repositioning also resulted in lower ongoing promotion costs.

•

Operating expense for the third quarter totaled $19.7 million, or 20.1% of net sales, compared with operating expense of $21.3 million, or 26.9% of net sales, for the third quarter last year. The decrease in operating expense reflected cost-reduction initiatives across the organization as well as reduced legal fees related to the company’s ongoing DOJ and SEC investigations.

•

Net income from continuing operations for the third quarter was $5.4 million, or $0.08 per diluted share, compared with a net loss from continuing operations of $2.7 million, or $0.05 per diluted share, for the third quarter last year. Net income from continuing operations for the third quarter resulted from increased sales volumes and corresponding gross profit as well as reduced operating expenses.

•	Non-GAAP adjusted EBITDAS from continuing operations for the third quarter increased to $14.8 million compared with $4.6 million for the same period last year.

•

At January 31, 2012, firearm backlog was $198.5 million, an increase of $124.7 million, or 168.9%, compared with the end of the third quarter last year, and an increase of $48.6 million, or 32.0%, from the most recent sequential quarter.

•	Operating cash flow of $8.5 million and net capital spending of $3.5 million resulted in free cash flow of $5.0 million from continuing operations.

•	Debt was reduced by $30.0 million through the repayment of outstanding convertible notes.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, said, “Our third quarter results demonstrated the positive impact of our concentrated, strategic focus on firearms. We delivered sales growth across our M&P™ handgun and M&P™ modern sporting rifle categories as well as our personal protection and concealed carry pistols, while achieving a number of key accomplishments. We continued to work on expanding our firearm manufacturing capacity to meet increased demand, an objective we plan to continue in the coming months as we address our robust backlog. During the quarter, we successfully completed our Thompson/Center Arms consolidation, an action designed to improve efficiencies and enhance gross margins. On the new product front, at the SHOT Show in January we launched two extensions to our M&P™ modern sporting rifles as well as our new Thomson/Center Arms Dimension™ hunting rifle. We also commenced the manufacturing of a brand new handgun that we have designed for the personal protection market. We look forward to launching this exciting new product at the upcoming NRA show in April. Lastly, during the quarter, we successfully sold our foundry business in New Hampshire, and we continued to work with our advisor on divesting our perimeter security business.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, said, “Our cost reduction initiatives yielded clear results in the third quarter. Operating expenses were 20.1% of net sales, compared with 26.9% for the third quarter last year. We are also pleased to report that we paid down $30.0 million in convertible debt during the quarter without accessing our line of credit, which substantially reduced our overall debt and further strengthened our balance sheet. As of January 31, 2012, we had $25.7 million in cash on hand, no borrowings under our $60.0 million credit facility, and working capital of $92.4 million.”

Financial Outlook for Continuing Operations

The company is raising its anticipated net sales outlook from continuing operations for fiscal 2012 to between $395.0 million and $400.0 million, which would represent year-over-year growth from continuing operations of more than 15%, up from the prior outlook of 13% to 15% growth. The company anticipates total gross profit margin for fiscal 2012 to approach 30% and operating expense to be approximately 21% of net sales. The tax rate is expected to be approximately 41%.

The company expects net sales from continuing operations for the fourth quarter of fiscal 2012 to be between $113.0 million and $118.0 million. Gross profit margin for the fourth quarter is anticipated to be between 32.0% and 33.0%. Fourth quarter operating expense is expected to be approximately $22.0 million, and the tax rate is expected to be approximately 41%.

Conference Call and Webcast

The company will host a conference call and webcast today, March 8, 2012, to discuss its third quarter fiscal 2012 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at 857-350-1594 and reference conference code 86489727. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS

In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, impairment charge to goodwill and indefinite lived long-lived intangible assets related to the acquisition of Smith & Wesson Security Solutions™ (SWSS), DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at Adjusted EBITDAS for the three-month and nine month periods ended January 31, 2011 and January 31, 2012. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P™ and Thompson/Center Arms. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to

www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the success of our plan to continue to work on expanding our firearm manufacturing capacity; the success of our Thompson/Center Arms consolidation in improving our efficiencies and enhancing gross margins; the success of our new products, including a new handgun that we expect to launch in April 2012; the outcome of the divestiture of our perimeter security business; our outlook for net sales from continuing operations and net sales growth from continuing operations for fiscal 2012; our outlook for total gross profit margin, operating expenses, and our tax rate for fiscal 2012; our outlook for net sales from continuing operations, gross profit margin, operating expenses; and our tax rate for the fourth quarter of fiscal 2012. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; the success of the divestiture of our security solutions business and its effects on our core firearm business; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2011.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2012	2011	2012	2011
	(In thousands, except per share data)
Net sales	$98,125	$79,238	$282,154	$240,566
Cost of sales	68,121	59,847	201,028	167,118

Gross profit	30,004	19,391	81,126	73,448

Operating expenses:
Research and development	992	1,207	3,571	3,099
Selling and marketing	8,062	8,921	24,823	26,206
General and administrative	10,666	11,203	33,483	34,344

Total operating expenses	19,720	21,331	61,877	63,649

Operating income/(loss) from continuing operations	10,284	(1,940)	19,249	9,799

Other income/(expense):
Other income/(expense), net	8	(463)	62	692
Interest income	394	289	1,196	849
Interest expense	(1,629)	(1,453)	(6,044)	(3,659)

Total other income/(expense), net	(1,227)	(1,627)	(4,786)	(2,118)

Income/(loss) from continuing operations before income taxes	9,057	(3,567)	14,463	7,681
Income tax expense/(benefit)	3,664	(852)	5,845	3,994

Income/(loss) from continuing operations	5,393	(2,715)	8,618	3,687
Discontinued operations:
Loss from operations of discontinued security solutions division	(1,600)	(53,908)	(8,306)	(93,143)
Income tax benefit	(645)	(3,787)	(3,326)	(5,547)

Loss on discontinued operations	(955)	(50,121)	(4,980)	(87,596)

Net income/(loss)/comprehensive income/(loss)	$4,438	$(52,836)	$3,638	$(83,909)

Net income/(loss) per share:
Basic—continuing operations	$0.08	$(0.05)	$0.13	$0.06

Basic—net income/(loss)/comprehensive income/(loss)	$0.07	$(0.88)	$0.06	$(1.40)

Diluted—continuing operations	$0.08	$(0.05)	$0.13	$0.06

Diluted—net income/(loss)/comprehensive income/(loss)	$0.07	$(0.88)	$0.06	$(1.33)

Weighted average number of common shares outstanding:
Basic	64,874	60,248	64,700	60,086
Diluted	66,582	60,248	65,154	63,201

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of:

	January 31, 2012 (Unaudited)	April 30, 2011
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,331 on January 31, 2012 and $5,821 on April 30, 2011	$25,745	$58,292
Accounts receivable, net of allowance for doubtful accounts of $1,767 on January 31, 2012 and $2,147 on April 30, 2011	47,247	64,753
Inventories	60,159	51,720
Other current assets	8,269	10,212
Assets held for sale	2,517	—
Deferred income taxes	14,334	14,073
Income tax receivable	3,274	4,513

Total current assets	161,545	203,563

Property, plant and equipment, net	62,251	62,390
Intangibles, net	8,045	8,692
Other assets	5,952	6,804

	$237,793	$281,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,397	$40,119
Accrued expenses	20,093	25,356
Accrued payroll	8,094	5,309
Accrued taxes other than income	3,421	11,421
Accrued profit sharing	3,622	4,081
Accrued product/municipal liability	2,435	2,584
Accrued warranty	5,112	3,424
Current portion of notes payable	—	30,000

Total current liabilities	69,174	122,294

Deferred income taxes	5,319	5,309

Notes payable, net of current portion	50,000	50,000

Other non-current liabilities	12,331	8,763

Total liabilities	136,824	186,366

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 66,080,283 shares issued and 64,880,283 shares outstanding on January 31, 2012 and 65,710,531 shares issued and 64,510,531 shares outstanding on April 30, 2011	66	66
Additional paid-in capital	188,050	185,802
Accumulated deficit	(80,824)	(84,462)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	100,969	95,083

	$237,793	$281,449

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	January 31, 2012	January 31, 2011
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$3,638	$(83,909)
Adjustments to reconcile net income/(loss) to net cash (used in)/provided by operating activities:
Amortization and depreciation	12,238	10,781
Loss on sale of business	241	—
Loss on sale of assets	282	64
(Recoveries of)/provision for losses on accounts receivable	(297)	287
Impairment of long-lived assets	—	90,503
Deferred income taxes	—	(1,504)
Stock-based compensation expense	1,797	976
Change in contingent consideration	—	(3,060)
Excess book deduction of stock-based compensation	(266)	(245)
Changes in operating assets and liabilities:
Accounts receivable	17,803	11,290
Inventories	(9,006)	(5,466)
Other current assets	2,017	(2,150)
Income tax receivable/payable	1,239	(1,004)
Accounts payable	(13,722)	(8,135)
Accrued payroll	2,785	(4,071)
Accrued taxes other than income	(8,000)	453
Accrued profit sharing	(459)	(4,919)
Accrued other expenses	(5,942)	990
Accrued product/municipal liability	(149)	(93)
Accrued warranty	1,688	(485)
Other assets	1,772	(974)
Other non-current liabilities	599	849

Net cash provided by operating activities	8,258	178

Cash flows from investing activities:
Proceeds from sale of business	500	—
Payments to acquire patents and software	(193)	(472)
Proceeds from sale of property and equipment	185	3
Payments to acquire property and equipment	(10,648)	(6,822)

Net cash used in investing activities	(10,156)	(7,291)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,532	24,520
Cash paid for debt issue costs	(1,859)	(1,052)
Cash paid for redemption of convertible notes	(30,000)	—
Proceeds from energy efficiency incentive programs	225	—
Proceeds from exercise of options to acquire common stock including employee stock purchase plan	717	679
Taxes paid related to restricted stock issuance	—	(50)
Payments on loans and notes payable	(1,264)	(24,245)

Net cash used in financing activities	(30,649)	(148)

Net decrease in cash and cash equivalents	(32,547)	(7,261)
Cash and cash equivalents, beginning of period	58,292	39,855

Cash and cash equivalents, end of period	$25,745	$32,594

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,745	$3,481
Income taxes	1,524	1,884

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended January 31, 2012:				For the Three Months Ended January 31, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$98,125			$98,125	$79,238			$79,238
Cost of sales	68,121	$(3,185	)(1)	64,936	59,847	$(3,161	)(1)	56,686

Gross profit	30,004	3,185		33,189	19,391	3,161		22,552

Operating expenses:
Research and development	992	(42	)(1)	950	1,207	(54	)(1)	1,153
Selling and marketing	8,062	(51	)(1)	8,011	8,921	(77	)(1)	8,844
General and administrative	10,666	(1,228	)(3)	9,438	11,203	(3,167	)(3)	8,036

Total operating expenses	19,720	(1,321)		18,399	21,331	(3,298)		18,033

Operating income/(loss) from continuing operations	10,284	4,506		14,790	(1,940)	6,459		4,519

Other income/(expense):
Other income/(expense), net	8	—		8	(463)	498	(4)	35
Interest income	394	(361	)(8)	33	289	(239	)(8)	—
Interest expense	(1,629)	1,629	(5)	—	(1,453)	1,453	(5)	—

Total other income/(expense), net	(1,227)	1,268		41	(1,627)	1,712		35

Income/(loss) from continuing operations before income taxes	9,057	5,774		14,831	(3,567)	8,171		4,604
Income tax expense/(benefit)	3,664	(3,664	)(6)	—	(852)	852	(6)	—

Income/(loss) from continuing operations	5,393	9,438		14,831	(2,715)	7,319		4,604
Discontinued operations:
Loss from operations of discontinued security solutions division	(1,600)	759	(7)	(841)	(53,908)	51,722	(9)	(2,186)
Income tax benefit	(645)	645	(6)	—	(3,787)	3,787	(6)	—

Loss on discontinued operations	(955)	114		(841)	(50,121)	47,935		(2,186)
Net income/(loss)/comprehensive income/(loss)	$4,438	$9,552		$13,990	$(52,836)	$55,254		$2,418

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	For the Nine Months Ended January 31, 2012:				For the Nine Months Ended January 31, 2011:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$282,154			$282,154	$240,566			$240,566
Cost of sales	201,028	$(10,815	)(1)	190,213	167,118	$(7,768	)(1)	159,350

Gross profit	81,126	10,815		91,941	73,448	7,768		81,216

Operating expenses:
Research and development	3,571	(145	)(1)	3,426	3,099	(107	)(1)	2,992
Selling and marketing	24,823	(225	)(1)	24,598	26,206	(184	)(1)	26,022
General and administrative	33,483	(6,578	)(2)	26,905	34,344	(9,029	)(3)	25,315

Total operating expenses	61,877	(6,948)		54,929	63,649	(9,320)		54,329

Operating income from continuing operations	19,249	17,763		37,012	9,799	17,088		26,887

Other income/(expense):
Other income/(expense), net	62	—		62	692	(619	)(4)	73
Interest income	1,196	(1,043	)(8)	153	849	(653	)(8)	196
Interest expense	(6,044)	6,044	(5)	—	(3,659)	3,659	(5)	—

Total other income/(expense), net	(4,786)	5,001		215	(2,118)	2,387		269
Income from continuing operations before income taxes	14,463	22,764		37,227	7,681	19,475		27,156
Income tax expense	5,845	(5,845	)(6)	—	3,994	(3,994	)(6)	—

Income from continuing operations	8,618	28,609		37,227	3,687	23,469		27,156
Discontinued operations:
Loss from operations of discontinued security solutions division	(8,306)	2,261	(7)	(6,045)	(93,143)	89,714	(10)	(3,429)
Income tax benefit	(3,326)	3,326	(6)	—	(5,547)	5,547	(6)	—

Loss on discontinued operations	(4,980)	(1,065)		(6,045)	(87,596)	84,167		(3,429)
Net income/(loss)/comprehensive income/(loss)	$3,638	$27,544		$31,182	$(83,909)	$107,636		$23,727

(1)	To eliminate depreciation, amortization, and plant consolidation costs.
(2)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts.
(5)	To eliminate interest expense.
(6)	To eliminate income tax expense.
(7)	To eliminate depreciation, amortization, interest expense, and stock-based compensation expense.
(8)	To eliminate intercompany interest income.
(9)	To eliminate depreciation, amortization, impairment of long-lived assets, interest expense, and stock-based compensation expense.
(10)	To eliminate depreciation, amortization, impairment of long-lived assets, interest expense, fair value contingent consideration liability, and stock-based compensation expense.